Exhibit 99.1

EARNINGS RELEASE

By:	Expeditors International of Washington, Inc.
1015 Third Avenue
Seattle, Washington 98104

CONTACTS:

	Jeffrey S. Musser	Bradley S. Powell	Geoffrey Buscher
	President and Chief Executive Officer	Senior Vice President and Chief Financial Officer	Director - Investor Relations
	(206) 674-3433	(206) 674-3412	(206) 892-4510

FOR IMMEDIATE RELEASE

EXPEDITORS REPORTS SECOND QUARTER 2020 EPS OF $1.09

SEATTLE, WASHINGTON - August 4, 2020, Expeditors International of Washington, Inc. (NASDAQ:EXPD) today announced second quarter 2020 financial results including the following highlights compared to the same quarter of 2019:

•	Diluted Net Earnings Attributable to Shareholders per share (EPS1) increased 24% to $1.09
•	Net Earnings Attributable to Shareholders increased 20% to $184 million
•	Operating Income increased 29% to $248 million
•	Revenues increased 27% to $2.6 billion
•	Airfreight tonnage volume decreased 10% and ocean container volume decreased 14%

“Like so many companies, the COVID-19-related impacts to our business have been significant and widespread, as the retail, auto, aviation, energy and other sectors continued to be severely disrupted by shutdowns and supply chain dislocations,” said Jeffrey S. Musser, President and Chief Executive Officer. “While volumes for all of our products were down, as we would have expected during such unprecedented conditions, our airfreight revenue was much greater than anticipated. The air market has been particularly unsettled, with the cancellation of so many passenger flights limiting access to passenger belly space and requiring the increased use of charters to meet customer needs. While air capacity has been tight, demand for shipping technology-related equipment, medical equipment and supplies and other priority goods has been intense, creating a supply and demand imbalance and a spike in buy and sell rates. Our employees’ ability to perform at an extremely high level during such turmoil attests to our strong relationships with our customers and carriers, as we were able to access capacity and execute well under such trying conditions. Airfreight buy and sell rates, which peaked in April and May and started to decline in June, remain highly volatile and continue to be unpredictable.

“Buy and sell rates were much less volatile across our other products, even as volumes were down due to COVID-19. Despite a decrease in ocean volumes throughout the marketplace, capacity remains tight as carriers have continued to take steps to manage their capacity and costs.

“Perhaps needless to say, these times have been very challenging for all of us and I appreciate how well our team has performed under such conditions. All of our offices around the world remain open and continue to serve our customers at the highest level, proving that our employees remain our most valuable assets. Our business is service-based and we believe that employee retention remains critical to our long-term success. To that end and true to our company culture, we did not lay off any employees, although headcount was down slightly due to normal employee attrition. We also increased paid sick leave to support those employees unfortunate to have either contracted COVID-19 or to have shown symptoms of the virus.

“We remain extremely appreciative to all of our dedicated employees, including those vital members who report to work each day to facilitate the essential movement of cargo around the world. We are also very thankful to the majority of our employees who have not yet been able to return to the in-person office environment and recognize the extra effort required to work under such conditions. To successfully manage our way through this pandemic, we relied on the strength of our highly connected information systems and have implemented our business continuity plans around the world in support of all of our employees to safeguard their health and safety.”

Bradley S. Powell, Senior Vice President and Chief Financial Officer, added, “Compared to a year ago, the effects of COVID-19 led to lower volumes for all products. Air tonnage out of North Asia, however, increased 14%, driven by goods needed to support remote work and to combat COVID-19. We are unable to remember a time when the operating environment has been so uncertain. Given that unpredictability, we will keep costs in check and focus on increasing operational efficiencies and gaining profitable market share. We will also use our strong financial position to continue to make investments in our strategic initiatives. Not knowing how or when the global economy will recover, we remain a strong, healthy, and unified organization that has demonstrated resiliency under the most trying conditions and believe we are well-prepared for the post-COVID economy, no matter what that looks like.”

Expeditors is a global logistics company headquartered in Seattle, Washington. The Company employs trained professionals in 176 district offices and numerous branch locations located on six continents linked into a seamless worldwide network through an integrated information management system. Services include the consolidation or forwarding of air and ocean freight, customs brokerage, vendor consolidation, cargo insurance, time-definite transportation, order management, warehousing and distribution and customized logistics solutions.

_______________________

1Diluted earnings attributable to shareholders per share.

NOTE:  See Disclaimer on Forward-Looking Statements on the following page of this release.

Expeditors International of Washington, Inc.

Second Quarter 2020 Earnings Release, August 4, 2020

Financial Highlights for the three and six months ended June 30, 2020 and 2019 (Unaudited)

(in 000's of US dollars except per share data)

	Three months ended June 30,			Six months ended June 30,
	2020	2019	% Change	2020	2019	% Change
Revenues	$2,580,632	$2,035,579	27%	$4,482,496	$4,055,630	11%
Directly related cost of transportation and other expenses[1]	$1,831,041	$1,373,884	33%	$3,117,769	$2,739,821	14%
Salaries and other operating expenses[2]	$501,965	$469,494	7%	$958,046	$936,007	2%
Operating income	$247,626	$192,201	29%	$406,681	$379,802	7%
Net earnings attributable to shareholders	$183,869	$153,149	20%	$306,213	$292,848	5%
Diluted earnings attributable to shareholders per share	$1.09	$0.88	24%	$1.80	$1.67	8%
Basic earnings attributable to shareholders per share	$1.10	$0.90	22%	$1.83	$1.71	7%
Diluted weighted average shares outstanding	169,290	174,466		170,382	174,953
Basic weighted average shares outstanding	166,767	171,003		167,751	171,425

1Directly related cost of transportation and other expenses totals Operating Expenses from Airfreight services, Ocean freight and ocean services and Customs brokerage and other services as shown in the Condensed Consolidated Statements of Earnings.

2Salaries and other operating expenses totals Salaries and related, Rent and occupancy, Depreciation and amortization, Selling and promotion and Other as shown in the Condensed Consolidated Statements of Earnings

During the three and six months ended June 30, 2020, we repurchased 0.4 million and 4.4 million shares of common stock at an average price of $77.46 and $71.41 per share, respectively. During the three and six months ended June 30, 2019, we repurchased 2.6 million and 3.2 million shares of common stock at an average price of $73.03 and $73.47 per share, respectively.

	Employee Full-time Equivalents June 30,
	2020	2019
North America	6,749	6,893
Europe	3,419	3,439
North Asia	2,413	2,532
South Asia	1,654	1,661
Middle East, Africa and India	1,528	1,550
Latin America	823	873
Information Systems	971	922
Corporate	380	379
Total	17,937	18,249

	Second quarter year-over-year percentage decrease in:
	Airfreight kilos	Ocean freight FEU
2020
April	(7)%	(10)%
May	(13)%	(17)%
June	(12)%	(15)%
Quarter	(10)%	(14)%

Investors may submit written questions via e-mail to: investor@expeditors.com. Questions received by the end of business on August 7, 2020 will be considered in management's 8-K “Responses to Selected Questions.”

Disclaimer on Forward-Looking Statements:

Certain portions of this release contain forward-looking statements, which are based on certain assumptions and expectations of future events that are subject to risks and uncertainties, including the impacts to our business as a result of the Novel Coronavirus (COVID-19); our employees’ ability to continue to perform at a high level; airfreight buy and sell rates; our access to carrier capacity; our ability to keep our global offices open and operating; employee retention; employee health and safety; our ability to execute our business continuity plans; the strength of our financial position and our ability to continue to make investments in our strategic initiatives; our ability to remain a strong, healthy, unified and resilient organization; the impact of the 2017 Tax Act and related interpretations on our effective tax rate. The COVID-19 pandemic could have the effect of heightening many of the other risks described in Item 1A of our Annual Report on Form 10-K, including, without limitation, those related to the success of our strategy and desire to maintain historical unitary profitability, our ability to attract and retain customers, our ability to manage costs, interruptions to our information technology systems, the ability of third-party providers to perform and potential litigation as updated by our reports on Form 10-Q, filed with the Securities and Exchange Commission.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	June 30, 2020	December 31, 2019
Assets:
Current Assets:
Cash and cash equivalents	$1,180,455	$1,230,491
Accounts receivable, less allowance for credit loss of $5,347 at June 30, 2020 and $11,143 at December 31, 2019	1,460,324	1,315,091
Deferred contract costs	147,932	131,783
Other	69,560	92,558
Total current assets	2,858,271	2,769,923
Property and equipment, less accumulated depreciation and amortization of $494,773 at June 30, 2020 and $478,906 at December 31, 2019	497,762	499,344
Operating lease right-of-use assets	424,516	390,035
Goodwill	7,927	7,927
Deferred federal and state income taxes, net	5,300	8,034
Other assets, net	16,401	16,621
Total assets	$3,810,177	$3,691,884
Liabilities:
Current Liabilities:
Accounts payable	$755,971	$735,695
Accrued expenses, primarily salaries and related costs	257,923	189,446
Contract liabilities	172,148	154,183
Current portion of operating lease liabilities	69,740	65,367
Federal, state and foreign income taxes	32,287	23,627
Total current liabilities	1,288,069	1,168,318
Noncurrent portion of operating lease liabilities	360,510	326,347
Commitments and contingencies
Shareholders’ Equity:
Preferred stock, none issued	—	—
Common stock, par value $0.01 per share. Issued and outstanding: 166,816 shares at June 30, 2020 and 169,622 shares at December 31, 2019	1,668	1,696
Additional paid-in capital	12,221	3,203
Retained earnings	2,298,387	2,321,316
Accumulated other comprehensive loss	(153,158)	(131,187)
Total shareholders’ equity	2,159,118	2,195,028
Noncontrolling interest	2,480	2,191
Total equity	2,161,598	2,197,219
Total liabilities and equity	$3,810,177	$3,691,884

04-August-2020	Expeditors International of Washington, Inc.	Page 3 of 7

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Earnings

(In thousands, except per share data)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Revenues:
Airfreight services	$1,434,590	$741,577	$2,143,629	$1,456,478
Ocean freight and ocean services	491,712	543,809	985,139	1,112,450
Customs brokerage and other services	654,330	750,193	1,353,728	1,486,702
Total revenues	2,580,632	2,035,579	4,482,496	4,055,630
Operating Expenses:
Airfreight services	1,097,073	542,639	1,617,242	1,051,849
Ocean freight and ocean services	363,599	390,299	730,082	810,630
Customs brokerage and other services	370,369	440,946	770,445	877,342
Salaries and related	395,107	356,351	737,147	713,261
Rent and occupancy	41,375	40,897	83,899	82,420
Depreciation and amortization	14,109	12,677	26,769	26,070
Selling and promotion	3,113	11,643	11,356	22,719
Other	48,261	47,926	98,875	91,537
Total operating expenses	2,333,006	1,843,378	4,075,815	3,675,828
Operating income	247,626	192,201	406,681	379,802
Other Income (Expense):
Interest income	2,559	6,516	7,366	12,622
Other, net	797	2,262	4,181	3,927
Other income, net	3,356	8,778	11,547	16,549
Earnings before income taxes	250,982	200,979	418,228	396,351
Income tax expense	66,794	47,449	111,258	102,710
Net earnings	184,188	153,530	306,970	293,641
Less net earnings attributable to the noncontrolling interest	319	381	757	793
Net earnings attributable to shareholders	$183,869	$153,149	$306,213	$292,848
Diluted earnings attributable to shareholders per share	$1.09	$0.88	$1.80	$1.67
Basic earnings attributable to shareholders per share	$1.10	$0.90	$1.83	$1.71
Weighted average diluted shares outstanding	169,290	174,466	170,382	174,953
Weighted average basic shares outstanding	166,767	171,003	167,751	171,425

04-August-2020	Expeditors International of Washington, Inc.	Page 4 of 7

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Operating Activities:
Net earnings	$184,188	$153,530	$306,970	$293,641
Adjustments to reconcile net earnings to net cash from operating activities:
Provisions for losses (recoveries) on accounts receivable	2,389	1,584	4,209	(304)
Deferred income tax expense	9,287	3,697	4,148	5,805
Stock compensation expense	21,638	23,824	32,794	37,206
Depreciation and amortization	14,109	12,677	26,769	26,070
Other, net	118	(29)	551	160
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(185,055)	(28,187)	(168,375)	202,290
Increase (decrease) in accounts payable and accrued expenses	106,760	39,900	107,677	(82,383)
(Increase) decrease in deferred contract costs	(2,333)	(13,010)	(18,401)	18,249
(Decrease) increase in contract liabilities	(595)	13,003	20,606	(23,722)
Increase (decrease) in income taxes payable, net	20,154	(49,606)	30,642	(32,613)
Decrease (increase) in other, net	16,061	(1,676)	4,131	791
Net cash from operating activities	186,721	155,707	351,721	445,190
Investing Activities:
Purchase of property and equipment	(22,114)	(12,987)	(28,241)	(22,422)
Other, net	(68)	1,038	(211)	1,293
Net cash from investing activities	(22,182)	(11,949)	(28,452)	(21,129)
Financing Activities:
Proceeds from issuance of common stock	29,187	32,287	52,586	59,477
Repurchases of common stock	(30,985)	(190,589)	(314,225)	(234,923)
Dividends Paid	(86,815)	(85,184)	(86,815)	(85,184)
Payments for taxes related to net share settlement of equity awards	(9,170)	(6,674)	(10,566)	(6,674)
Net cash from financing activities	(97,783)	(250,160)	(359,020)	(267,304)
Effect of exchange rate changes on cash and cash equivalents	1,726	(377)	(14,285)	2,158
Change in cash and cash equivalents	68,482	(106,779)	(50,036)	158,915
Cash and cash equivalents at beginning of period	1,111,973	1,189,429	1,230,491	923,735
Cash and cash equivalents at end of period	$1,180,455	$1,082,650	$1,180,455	$1,082,650
Taxes Paid:
Income taxes	$38,504	$97,715	$73,808	$134,968

04-August-2020	Expeditors International of Washington, Inc.	Page 5 of 7

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Business Segment Information

(In thousands)

(Unaudited)

	UNITED STATES	OTHER NORTH AMERICA	LATIN AMERICA	NORTH ASIA	SOUTH ASIA	EUROPE	MIDDLE EAST, AFRICA AND INDIA	ELIMI- NATIONS	CONSOLI- DATED
For the three months ended June 30, 2020:
Revenues[1]	$639,231	74,314	37,553	1,117,058	224,313	387,430	101,611	(878)	2,580,632
Directly related cost of transportation and other expenses[2]	$354,624	41,449	22,701	907,915	160,355	271,540	72,908	(451)	1,831,041
Salaries and other operating expenses[3]	$207,703	25,283	12,112	97,171	39,184	95,757	25,188	(433)	501,965
Operating income	$76,904	7,582	2,740	111,972	24,774	20,133	3,515	6	247,626
Identifiable assets at period end	$1,886,463	170,873	72,912	669,335	213,007	581,988	221,381	(5,782)	3,810,177
Capital expenditures	$19,076	1,148	216	385	182	993	114	—	22,114
Equity	$1,399,124	71,165	29,758	306,022	108,777	168,060	116,279	(37,587)	2,161,598
For the three months ended June 30, 2019:
Revenues[1]	$681,076	85,537	38,757	621,951	181,380	319,331	108,311	(764)	2,035,579
Directly related cost of transportation and other expenses[2]	$386,093	50,336	22,043	487,554	132,487	220,676	75,089	(394)	1,373,884
Salaries and other operating expenses[3]	$207,060	26,343	14,368	69,944	33,380	89,340	29,423	(364)	469,494
Operating income	$87,923	8,858	2,346	64,453	15,513	9,315	3,799	(6)	192,201
Identifiable assets at period end	$1,819,718	176,151	73,197	580,311	193,771	581,518	229,692	(7,368)	3,646,990
Capital expenditures	$8,985	768	145	300	428	1,914	447	—	12,987
Equity	$1,303,381	83,417	31,014	282,192	107,229	168,570	109,790	(33,199)	2,052,394

	UNITED STATES	OTHER NORTH AMERICA	LATIN AMERICA	NORTH ASIA	SOUTH ASIA	EUROPE	MIDDLE EAST, AFRICA AND INDIA	ELIMI- NATIONS	CONSOLI- DATED
For the six months ended June 30, 2020:
Revenues[1]	$1,289,638	156,145	75,443	1,655,013	393,355	708,070	206,650	(1,818)	4,482,496
Directly related cost of transportation and other expenses[2]	$728,585	87,339	46,466	1,333,216	281,637	493,538	147,884	(896)	3,117,769
Salaries and other operating expenses[3]	$433,647	48,995	23,861	154,604	69,092	177,611	51,138	(902)	958,046
Operating income	$127,406	19,811	5,116	167,193	42,626	36,921	7,628	(20)	406,681
Identifiable assets at period end	$1,886,463	170,873	72,912	669,335	213,007	581,988	221,381	(5,782)	3,810,177
Capital expenditures	$23,573	1,209	318	710	370	1,638	423	—	28,241
Equity	$1,399,124	71,165	29,758	306,022	108,777	168,060	116,279	(37,587)	2,161,598
For the six months ended June 30, 2019:
Revenues[1]	$1,340,859	176,947	72,936	1,254,804	358,559	632,021	220,986	(1,482)	4,055,630
Directly related cost of transportation and other expenses[2]	$753,448	106,576	41,158	986,200	262,298	436,571	154,592	(1,022)	2,739,821
Salaries and other operating expenses[3]	$425,475	50,553	26,796	138,371	64,841	172,183	58,234	(446)	936,007
Operating income	$161,936	19,818	4,982	130,233	31,420	23,267	8,160	(14)	379,802
Identifiable assets at period end	$1,819,718	176,151	73,197	580,311	193,771	581,518	229,692	(7,368)	3,646,990
Capital expenditures	$15,900	996	238	644	604	2,896	1,144	—	22,422
Equity	$1,303,381	83,417	31,014	282,192	107,229	168,570	109,790	(33,199)	2,052,394

1Beginning in the second quarter of 2019, the Company revised its process to record the transfer, between its geographic operating segments, of revenues and the directly related cost of transportation and other expenses for freight service transactions between Company origin and destination locations. This change better aligns revenue reporting with the location where the services are performed, as well as the transactional reporting being developed as part of the Company’s new accounting systems and processes. The change in presentation had no impact on consolidated or segment operating income. The impact of these changes on reported segment revenues was immaterial and in the six months ended June 30, 2019, segment revenues have not been revised.

2Directly related cost of transportation and other expenses totals Operating Expenses from Airfreight services, Ocean freight and ocean services and Customs brokerage and other services as shown in the Condensed Consolidated Statements of Earnings.

3Salaries and other operating expenses totals Salaries and related, Rent and occupancy, Depreciation and amortization, Selling and promotion and Other as shown in the Condensed Consolidated Statements of Earnings.

The Company’s consolidated financial results in the first and second quarter 2020 were significantly impacted by the effects of the global pandemic and are expected to be further impacted in the remainder of 2020. The impact is affecting the Company’s geographical segments unevenly.

04-August-2020	Expeditors International of Washington, Inc.	Page 6 of 7

In the second quarter of 2020, North Asia experienced significant increases in airfreight services revenues and related expenses as a result of demand for time-sensitive delivery of technology equipment and medical equipment and supplies from China, which combined with reductions in airfreight supply resulted in significantly higher rates. In the second quarter 2020 and 2019, the People's Republic of China, including Hong Kong, represented 37% and 26%, respectively, of the Company’s total revenues and 38% and 28%, respectively, of the Company’s total operating income.

This is in contrast with slower activity in North Asia in the first quarter of 2020 as the global pandemic resulted in temporary closures and limited operations from the Company’s China offices and shipments that were rerouted or delayed by customers and service providers taking their own precautionary measures. In the first half of 2020 and 2019, the People's Republic of China, including Hong Kong, represented 31% and 26%, respectively, of the Company’s total revenues and 33% and 28%, respectively, of the Company’s total operating income.

04-August-2020	Expeditors International of Washington, Inc.	Page 7 of 7